                                                                       EXHIBIT 2


     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IN RELIANCE UPON SECTION 4(2) THEREOF, OR UNDER ANY APPLICABLE STATE SECURITIES ACTS. THESE SECURITIES WERE ACQUIRED FOR INVESTMENT, ARE RESTRICTED AS TO TRANSFERABILITY, AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACTS.

                         COMMON STOCK PURCHASE WARRANT
                         -----------------------------

                           Dated September 29, 1997
                           ------------------------

                         Void After September 29, 1999


          Creative Gaming, Inc. (the "Company"), a New Jersey corporation, hereby certifies that, for value received, Arthur L. Malone, Jr., or registered assigns (hereinafter referred to as the "Warrantholders"), is entitled, subject to the terms and conditions set forth in this Warrant (said Warrant and any warrants issued in exchange or transfer or replacements hereof being hereinafter collectively referred to as the "Warrants"), to purchase from the Company, for cash, Eight Hundred Seventy-Five Thousand (875,000) fully paid and nonassessable shares of Common Stock of the Company, no par value (the "Common Stock," which term is further defined in Paragraph IV C. hereof), at any time or from time to time until 5 p.m. California local time on September 29, 1999, at an exercise price of Ten Cents ($0.10) per share (the "Exercise Price"), the number of such shares of Common Stock and the Exercise Price being subject to adjustment as provided herein.

1.        Exercise of Warrant.  The rights represented by this Warrant may be
          -------------------
     exercised by the Warrantholders, in whole or in part (but not as to a fractional share of Common Stock), by the presentation and surrender of this Warrant with written notice of Warrantholders' election to purchase, at the principal executive office of the Company, or at such other address as the Company may designate by notice in writing to the Warrantholders at the address of such Warrantholders appearing on the books of the Company, and upon payment to the Company of the Exercise Price for such shares of Common Stock. Such payment shall be made by certified or cashier's check payable to the order of the Company. The Company agrees that the shares so purchased (the "Warrant Shares") shall be deemed to have been issued to the Warrantholders as the record owner of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered together with the aforementioned written notice of election to purchase, and payment for such Warrant Shares shall have been made as aforesaid. Certificates for the Warrant Shares so purchased shall be delivered to the Warrantholders within a reasonable time, not exceeding five (5) days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Warrantholders within such time.

                                 Exhibit 2 - Page 1

2.        Exercise Price.  Warrant Shares shall be purchased at the Exercise
          --------------
     Price set forth above, subject to adjustment as provided herein.

3.        Warrantholders Not Deemed Stockholders.  Subject to the provisions of
          --------------------------------------
     the Company's Certificate of Incorporation and By-Laws, copies of which will be delivered to the Warrantholders upon request, the Warrantholders shall not be entitled to vote or receive dividends or be deemed the holders of Common Stock, nor shall anything contained herein be construed to confer upon the Warrantholders, as holders of Warrants, any of the rights of a stockholder of the Company or any right to vote upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends, except as otherwise provided herein, until this Warrant shall have been duly exercised and the Warrant Shares receivable upon the exercise hereof shall have become deliverable as provided in Paragraph I above.

4.        Adjustment of Number of Shares, Exercise Price and Nature of
          ------------------------------------------------------------
     Securities Issuable Upon Exercise of Warrants.
     ---------------------------------------------

     a.        Stock Dividend, Recapitalization, Merger, etc.  If and whenever
               ---------------------------------------------
          after the date hereof (i) any change occurs in the outstanding shares of any class or series of Common Stock by reason of any stock dividend, stock split, recapitalization, consolidation or merger; or
          (ii) the Company pays any distribution or dividend in cash or property of the Company, the holder of this Warrant shall thereafter, upon exercise of this Warrant, be entitled to receive the number of shares of stock or other securities or the cash or property of the Company (or of the successor corporation resulting from any consolidation or merger) to which the shares of Common Stock (and any other securities) deliverable upon the exercise of this Warrant would have been entitled if this Warrant had been exercised immediately prior to the earlier of
          (i) such event, and (ii) the record date, if any, set for determining the holders entitled to participate in such event and the Exercise Price shall be adjusted appropriately so that the aggregate amount payable by the holder hereof upon the full exercise of this Warrant remains the same. The Company shall not effect any recapitalization, consolidation or merger unless, upon the consummation thereof, the successor corporation shall assume by written instrument the obligation to deliver to the holder hereof such shares of stock, securities, cash or property as such holder shall be entitled to purchase in accordance with the foregoing provisions.

               Notwithstanding the foregoing, no adjustment to the number of shares of Common Stock or the Exercise Price shall occur as a result of the reverse stock split contemplated by the Company to occur during 1997.

               If pursuant to the provisions of this Paragraph IV A. the holder of this Warrant would be entitled to receive shares of stock or other securities upon the exercise of this Warrant in addition to the shares of Common Stock issuable upon exercise of this Warrant, the Company shall at all times reserve and keep available sufficient shares or other securities to permit the Company to issue such additional shares or other securities upon the exercise of this Warrant. If pursuant to the provisions of this Paragraph I A. the holder of this Warrant would be entitled to receive cash or

                                 Exhibit 2 - Page 2
property upon the exercise of this Warrant, the Company shall set aside and hold in trust as the property of the holder of this Warrant a sufficient amount of such cash or property to permit payment in full of all such cash or property that would be payable upon the exercise of this Warrant.

     b.        Accountants' Certificate.  In each case of an adjustment in the
               ------------------------
          number of shares of Common Stock or other stock, securities or property receivable on the exercise of the Warrants, the Company at its expense shall cause independent public accountants of recognized standing selected by the Company and acceptable to the Warrantholders to compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of (a) the consideration received or to be received by the Company for any additional shares of Common Stock, rights, options or convertible securities issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock of each class and/or series outstanding or deemed to be outstanding, (c) the adjusted Exercise Price and (d) the number of shares issuable upon exercise of this Warrant. The Company will forthwith mail a copy of each such certificate to each Warrantholder.

     c.        Definition of Common Stock.  As used herein, the term "Common
               --------------------------
          Stock" shall mean and include the Company's authorized common stock of any class, classes or series, and shall also include any capital stock of any class or series of the Company hereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, and shall include any common stock of any class, classes or series resulting from any reclassification or reclassifications thereof.

5.        Special Agreements of the Company.
          ---------------------------------

     a.        Reservation of Shares.  The Company covenants and agrees that all
               ---------------------
          Warrant Shares will, upon issuance, be validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder, and from all taxes, liens and charges with respect to the issue thereof (other than taxes in respect to any transfer occurring contemporaneously with such issue). The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

     b.        Avoidance of Certain Actions.  The Company will not, by
               ----------------------------
          amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise, avoid or take any action which would have the effect of avoiding the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all of the provisions of this Warrant and in taking all of such action as may be necessary or appropriate in order to protect the rights of the Warrantholders against dilution as provided herein or other impairment of their rights hereunder.

                                 Exhibit 2 - Page 3

     c.        Communication to Shareholders. Any notice, document or other
               -----------------------------
          communication given or made by the Company to holders of Common Stock as such shall at the same time be provided to the Warrantholders.

     d.        Compliance with Law.  The Company shall comply with all
               -------------------
          applicable laws, rules and regulations of the United States and of all states, municipalities and agencies and of any other jurisdiction applicable to the Company and shall do all things necessary to preserve, renew and keep in full force and effect and in good standing its corporate existence and authority necessary to continue its business.

6.        Fractional Shares.  No fractional shares or scrip representing
          -----------------
     fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon exercise hereof, the Company shall pay to the Warrantholder an amount in cash equal to such fraction multiplied by the current fair value of one share of Common Stock.

7.        Notices of Stock Dividends, Subscriptions, Reclassifications,
          -------------------------------------------------------------
     Consolidations, Mergers, etc.  If at any time:  (i) the Company shall
     ----------------------------
     declare a cash dividend (or an increase in the then existing dividend rate), or declare a dividend on Common Stock payable otherwise than in cash out of its net earnings after taxes for the prior fiscal year; or (ii) the Company shall authorize the granting to the holders of Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or (iii) there shall be any capital reorganization, or reclassification, or redemption of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or firm; or (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Company shall give to the Warrantholders at the addresses of such Warrantholders as shown on the books of the Company, at least twenty (20) days prior to the applicable record date hereinafter specified, a written notice summarizing such action or event and stating the record date for any such dividend or rights (or, if a record date is not to be selected, the date as of which the holders of Common Stock of record entitled to such dividend or rights are to be determined), the date on which any such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected the holders of Common Stock of record shall be entitled to effect any exchange of their shares of Common Stock for cash (or cash equivalent) securities or other property deliverable upon any such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding up.

8.        Registered Holder; Transfer of Warrants or Warrant Shares.
          ---------------------------------------------------------

     a.        Maintenance of Registration Books; Ownership of this Warrant.
               ------------------------------------------------------------
          The Company shall keep at its principal office a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration, transfer and exchange of this Warrant. The Company shall not at any time, except upon the dissolution, liquidation or winding-up of the Company, close such register so as to result in preventing or delaying the exercise or transfer of this Warrant.

                                 Exhibit 2 - Page 4

                         The Company may deem and treat the person in whose name
this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration or transfer as provided in this Paragraph VIII.

     b.        Exchange and Replacement.  This Warrant is exchangeable upon
               ------------------------
          surrender hereof by the registered holder to the Company at its principal office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by said registered holder at the time of surrender. Subject to compliance with the provisions of Paragraphs VIII and IX, this Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new Warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of the transferee, upon surrender of this Warrant, duly endorsed, to said office of the Company. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant, upon the delivery of an appropriate bond if required by the Company. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange, transfer or replacement. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Paragraph VIII.

     c.        Warrants and Warrant Shares Not Registered.  The holder of this
               ------------------------------------------
          Warrant, by accepting this Warrant, represents and acknowledges that this Warrant and the Warrant Shares have not been registered under the Securities Act on the grounds that the issuance of this Warrant and the offering and sale of such Warrant Shares were exempt from registration under Section 4(2) of the Securities Act.

               D.        Registration Rights.  (a) The Company shall prepare
                         -------------------
and file with the Securities and Exchange Commission ("SEC"), on one occasion, at the sole expense of the Company (except as provided in Section 3(c) hereof), in respect of all holders of the warrants, so as to permit a non-underwritten public offering and sale of the Warrants or the underlying Common Stock of the Company (the "Conversion Shares") under the Act.

               (b) The Company will maintain any Registration Statement or post-effective amendment filed under this Section 3 hereof current under the Securities Act until the earlier of (i) the date that all of the Conversion Shares have been sold pursuant to the Registration Statement, (ii) the date the holders thereof receive an opinion of counsel that the Conversion Shares may be sold under the provisions of Rule 144 or (iii) the second anniversary of the effective date of the Registration Statement.

               (c) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of any Registration Statement under

                                 Exhibit 2 - Page 5
subparagraph 3(a) and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees) shall be borne by the Company. The Warrantholders shall bear the cost of underwriting discounts and commissions, if any, applicable to the Conversion Shares being registered and the fees and expenses of its counsel. The Company shall use its best efforts to qualify any of the securities for sale in such states as such Warrantholders reasonably designate. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers. The Company at its expense will supply the Warrantholders with copies of such Registration Statement and the prospectus or offering circular included therein and other related documents in such quantities as may be reasonably requested by the Warrantholders.

               (d) The Company shall not be required by this Section 3 to include a Warrantholder's Conversion Shares in any Registration Statement which is to be filed if, in the opinion of counsel for both the Warrantholders and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for the Warrantholders and the Company) the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all purchasers or transferees obtaining securities which are not "restricted securities", as defined in Rule 144 under the Securities Act.

9.        Miscellaneous Provisions.
          ------------------------

          (a)  Governing Law and Venue.  This Warrant shall be deemed  to have
               -----------------------
been made in the State of New Jersey and the validity of this Warrant, the construction, interpretation, and enforcement thereof, and the rights of the parties thereto shall be determined under, governed by, and construed in accordance with the internal laws of the State of New Jersey, without regard to principles of conflicts of law. The parties agree that all actions or proceedings arising in connection with this Warrant shall be tried and litigated only in the state or federal courts located in the County of Los Angeles, State of California or, at the sole option of a Warrantholder, in any other court in which a Warrantholder shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy. The Warrantholders and the Company each waive the right to a trial by jury and any right each may have to assert the doctrine of forum non conveniens or to object
                                              ----- --- ----------
to venue to the extent any proceeding is brought in accordance with this Paragraph IX(a). Service of process, sufficient for personal jurisdiction in any action against the Company, may be made by registered or certified mail, return receipt requested, to its address indicated in Paragraph IX A.

     a.        Notices.  All notices hereunder shall be in writing and shall be
               -------
          deemed to have been given one (1) business day after being sent by facsimile or five (5) days after being mailed by certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

     To the Company:          Creative Gaming, Inc.
                              150 Morris Avenue
                              Suite 205
                              Springfield, New Jersey 07081

                                 Exhibit 2 - Page 6

     To the                   At the addresses of such holders as
     Warrantholders           they appear on the records of the
     or holder of             Company
     Warrant Shares

provided, however, that any notice of change of address shall be effective only upon receipt.

     b.        Assignment.  This Warrant shall be binding upon and inure to the
               ----------
          benefit of the Company, the Warrantholders and the holders of Warrant Shares and the successors, assigns and transferees of the Company, the Warrantholders and the holders of Warrant Shares.

     c.        Attorneys' Fees.  If any legal action or any arbitration or other
               ---------------
          proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover such reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled, as may be ordered in connection with such proceeding.

     d.        Entire Agreement; Amendments and Waivers.  This Warrant sets
               ----------------------------------------
          forth the entire understanding of the parties with respect to the transactions contemplated hereby. The failure of any party to seek redress for the violation or to insist upon the strict performance of any term of this Warrant shall not constitute a waiver of such term and such party shall be entitled to enforce such term without regard to such forbearance. This Warrant may be amended, the Company may take any action herein prohibited or omit to take action herein required to be performed by it, and any breach of or compliance with any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or written waiver of the majority in interest of the Warrantholders, and then such consent or waiver shall be effective only in the specific instance and for the specific purpose for which given.

     e.        Severability.  If any term of this Warrant as applied to any
               ------------
          person or to any circumstance is prohibited, void, invalid or unenforceable in any jurisdiction, such term shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without in any way affecting any other term of this Warrant or affecting the validity or enforceability of this Warrant or of such provision in any other jurisdiction.

     f.        Headings.  The headings in this Warrant are inserted only for
               --------
          convenience of reference and shall not be used in the construction of any of its terms.

                                 Exhibit 2 - Page 7

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers on the date first written above.

                              Creative Gaming, Inc., a New Jersey corporation



                              By:
                                 ----------------------------------------------
                                    Peter J. Jegou, President

Attest:        [SEAL]



---------------------------
Secretary

                                 Exhibit 2 - Page 8

                                 SCHEDULE 2.1
                                 ------------

INVESTORS:

                             Number of Shares of       Number of
          Name             Series C Preferred Stock  Warrant Shares
-------------------------  ------------------------  --------------

Arthur L. Malone, Jr.                     1,344,000         875,000
638 Lindero Canyon Road
Agoura Hills, CA 91301

Gene A. Hochevar                            129,000          25,000
1917 Oaks Way
Oklahoma City, OK 73131

Paul H. Ring                                172,000          25,000

-------------------------
-------------------------
-------------------------

Eric Ray Turner                             258,000          25,000

-------------------------
-------------------------
-------------------------

Stephen A. Zrenda, Jr.                       64,400          25,000
13524 Green Cedar Lane
Oklahoma City, OK 73131

Joan S. Mathis Bailey                        32,600          25,000
                                          ---------       ---------
-------------------------
-------------------------
-------------------------

                    TOTAL                 2,000,000       1,000,000
                                          =========       =========





                              Section 2.1-Page 1